UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Item 1.01     Entry into a Material Definitive Agreement

On December 22, 2021, First Guaranty entered into an Amended and Restated Loan Agreement with First Horizon Bank (the "Loan Agreement"), whereas First Horizon Bank will provide a revolving line of credit loan in the maximum principal amount of up to $20,000,000. The interest rate is subject to change, based on the Wall Street Journal Prime Rate. The terms of the original loan agreement are amended and restated to secure both loans by approximately 85% of the stock of First Guaranty's wholly-owned subsidiary, First Guaranty Bank.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this report by reference.

Item 9.01     Financial Statements and Exhibits

Exhibit No. Description
Exhibit 10.1 Amended and Restated Loan Agreement, dated as of December 22, 2021, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.*
Exhibit 10.2 Revolving Credit Note, dated as of December 22, 2021, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.
Exhibit 10.3 Second Amendment to Pledge and Security Agreement, dated as of December 22, 2021, by and between First Guaranty Bancshares, Inc. and First Horizon Bank.

*Portions of this exhibit have been omitted pursuant to SEC rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: December 29, 2021
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer